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Exhibit 99.8B

LETTER OF TRANSMITTAL

Exchange of Common Stock of OFFICEMAX, INC.—CUSIP # 67622M108
for Payment of Merger Consideration by BOISE CASCADE CORPORATION

By signing and returning this Letter of Transmittal you represent and warrant to Boise Cascade Corporation, OfficeMax, Inc. and Wells Fargo Shareowner Services, as the Exchange Agent, (the "Exchange Agent"), that you are (and at the effective time of the merger were) the exclusive shareholder(s) of the certificate(s) surrendered, have full power and authority to surrender the enclosed certificate(s) and are entitled to all rights evidenced thereby, and that the shares of OfficeMax common stock formerly represented thereby are free and clear of all liens, adverse claims, restrictions and encumbrances. In addition, by signing and returning this Letter of Transmittal you agree that you will execute and deliver any additional documents reasonably deemed appropriate or necessary by the Exchange Agent in connection with the surrender of your certificate(s). By signing and returning this Letter of Transmittal you further represent and warrant to Boise Cascade Corporation and the Exchange Agent that the payment of the merger consideration will completely discharge any obligations of Boise Cascade Corporation and the Exchange Agent with respect to the matters contemplated by the Letter of Transmittal. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon your successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, your death or incapacity. Please issue the merger consideration in the name(s) shown above and deliver such certificate(s) to the address shown above, unless otherwise instructed in the boxes below.

All shareholders must complete Boxes A, B, and G. Please also read the "General Instructions", on Page 2.

FOR OFFICE USE ONLY	Debit shares	Partial	Alt. Payee	One Time Del.
	Approved	Input	Audit	Mailed
BOX A—Signature of Registered Shareholders	BOX B—Certificate(s) Enclosed
(Must be Signed by All Registered Shareholders)	Certificate Number(s) (Attach additional signed list, if necessary)	Number of Shares Represented by Each Certificate

Signature

Signature

Telephone Number	Total Shares Surrendered:

        Lost Certificates.    I have lost my certificate(s) for              shares and require assistance in replacing the shares.

BOX C—New Registration Instructions	BOX D—One Time Delivery Instructions
To be completed ONLY if the check or the Boise common stock is to be issued in the name(s) of someone other than the registered holder(s) in Box E. The Substitute Form W-9 must be completed by the person or entity whose name is in this box. ISSUE TO:	To be completed ONLY if the check or the Boise common stock is to be delivered to an address other than Box E. MAIL TO:

Name	Name

Street Address	Street Address

City, State and Zip Code	City, State and Zip Code

        Please remember to complete and sign the Substitute Form W-9 in Box G on the next page or, if applicable, the enclosed Form W-8BEN.

BOX E	BOX F—Medallion Guarantee
Name and Address of Registered Holder(s) (Please make any address corrections below)	If you have completed Box C, your signature must be Medallion Guaranteed by an eligible financial institution.

Indicates permanent address change
Note: A notarization by a notary public is not acceptable

BOX G

Important Tax Information—Substitute Form W-9

Please provide the Taxpayer Identification Number ("TIN") of the person or entity who will receive the check or Boise common stock. This box must be signed by that person or entity, thereby making the following certification:	Tax ID or Social Security Number

CERTIFICATION — Under penalties of perjury, the undersigned hereby certifies the following:
(1)  The TIN shown above is the correct TIN of the person who is submitting this Letter of Transmittal and who is required by law to provide such TIN, or such person is waiting for a TIN to be issued; (2) The person who is submitting this Letter of Transmittal and who is required by law to provide such TIN is not subject to backup withholding because such person has not been notified by the Internal Revenue Service ("IRS") that such person is subject to backup withholding, or because the IRS has notified such person that he or she is no longer subject to backup withholding, or because such person is an exempt payee; and (3) the undersigned is a US citizen or US resident alien.

Signature:	Date:

NOTICE TO NON-RESIDENT ALIENS (SHAREHOLDERS WHOSE CITIZENSHIP IS IN A COUNTRY OTHER THAN THE UNITED STATES): THE ENCLOSED W-8BEN FORM MUST BE COMPLETED AND RETURNED FOR CERTIFICATION OF FOREIGN STATUS. FAILURE TO DO SO WILL SUBJECT YOU TO WITHHOLDING UP TO 30% OF ANY PAYMENT DUE.

General Instructions
Please read this information carefully.

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Endorsement: DO NOT endorse or otherwise sign certificates when completing this form.

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Signature: All Shareholders must sign in Box A.

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Certificate Detail: List all certificate numbers and shares submitted in Box B. Any book-entry shares held by you will be automatically exchanged upon receipt of this completed Letter of Transmittal.

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Lost Certificates: If your certificate(s) are lost, please check the appropriate box below Box A, complete the Letter of Transmittal and return the Letter of Transmittal to Wells Fargo Shareowner Services. There may be a fee and additional documents required to replace lost certificates.

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New Registration: Provide new registration instructions in Box C if different than listed in Box E. Please see attached "Registration Changes, Most Frequently Requested Requirements" if a registration change is requested.

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Address Change: An address in Box D will be treated as a one-time only instruction. If your permanent address should be changed on Wells Fargo Shareowner Services records, please make the necessary changes in Box E.

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Signature Guarantee: Box F (Medallion Guarantee) only needs to be completed if the name on the check or the stock certificate will be different from the current registration as indicated in Box C. This guarantee is a form of signature verification which can be obtained through an eligible financial institution such as a commercial bank, trust company, securities Broker/Dealer, credit union or savings institution participating in a Medallion program approved by the Securities Transfer Association.

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Important Tax Information, Substitute Form W-9, Box G: Please provide your social security or other tax identification number on the Substitute Form W-9 and certify that you are not subject to backup withholding. Failure to do so will subject you to the applicable Federal Income Tax withholding from any cash payment made to you pursuant to the exchange.

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Deficient Presentments: If you request a registration change that is not in proper form, the required documentation will be requested from you. Please refer to the "Registration Changes, Most Frequently Requested Requirements" on the next page for assistance with your registration change request.

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Returning Certificates: Return this Letter of Transmittal with the certificate(s) to be exchanged only to Wells Fargo Shareowner Services at the address below. The method of delivery is at your option and your risk, but it is recommended that documents be delivered via a registered method, insured for 2% of the value of your shares.

By Mail to	By Overnight Courier or Hand-Delivery to:
Wells Fargo Shareowner Services Corporate Actions Department P.O. Box 64858 St. Paul, MN 55164-0858	Wells Fargo Shareowner Services Corporate Actions Department 161 North Concord Exchange South St. Paul, MN 55075

For additional information please contact our Shareowner Relations Department at [                        ].

Registration Changes
Most Frequently Requested Requirements

Individual to Joint Tenants

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Complete Box C, "New Registration Instructions", providing shareholder names as they should be printed on the check or Boise stock certificate, form of tenancy, and the correct address.
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Provide the Taxpayer Identification Number (TIN) to be used in Box G, "Substitute W-9". This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.
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The current holder must sign the Letter of Transmittal.
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The signature must be Medallion Guaranteed by an eligible financial institution.

Name Changes

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Complete Box C, "New Registration Instructions", providing the shareholder name as it should be printed on the check or Boise stock certificate and the correct address.
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Provide the Taxpayer Identification Number (TIN) to be used in Box G, "Substitute W-9". This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.
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Sign the Letter of Transmittal as the name appears on the face of the certificate, write "Now Known As" and then sign with the new name.
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The signature(s) must be Medallion Guaranteed by an eligible financial institution.

Divorce

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Complete Box C, "New Registration Instructions", providing the shareholder name as it should be printed on the check or Boise stock certificate and the correct address.
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Provide the Taxpayer Identification Number (TIN) to be used in Box G, "Substitute W-9". This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.
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If the shares are held in Joint Tenancy, both signatures are required and must be Medallion Guaranteed. The signature(s) must be Medallion Guaranteed by an eligible financial institution.

Death of Shareholder

  Certificates Registered in Individual Name

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Complete Box C, "New Registration Instructions", providing the shareholder name as it should be printed on the check or Boise stock certificate and the correct address.
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Provide the Taxpayer Identification Number (TIN) to be used in Box G, "Substitute W-9". This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.
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Provide a certified copy of the Letters Testamentary dated within 60 days of the transfer, appointing the legal representative of the estate.
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The Letter of Transmittal must be signed by the legal representative of the estate.
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The signature must be Medallion Guaranteed by an eligible financial institution.
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Provide an inheritance tax waiver if required.

Certificates Registered in Joint Tenancy (transfer to surviving Joint Tenant)

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Complete Box C, "New Registration Instructions", providing the name and address of the surviving Joint Tenant in whose name the check or Boise stock certificate should be issued.
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Provide the Taxpayer Identification Number (TIN) of the surviving Joint Tenant to be used in Box G, "Substitute W-9". This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.
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Provide a certified copy of the death certificate.
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Provide an inheritance tax waiver if required.
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The Letter of Transmittal must be signed by the surviving Joint Tenant.

Certificates Registered in Joint Tenancy (transfer to another Joint Tenant)

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Complete Box C, "New Registration Instructions", providing the shareholder names as it should be printed on the check or Boise stock certificate and the correct address.
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Provide the Taxpayer Identification Number (TIN) to be used in Box G, "Substitute W-9". This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.
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Provide a certified copy of the death certificate.
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Provide an inheritance tax waiver if required.
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The Letter of Transmittal must be signed by the surviving Joint Tenant.
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The signature(s) must be Medallion Guaranteed by an eligible financial institution.

Tenancy in Common or Community Property

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Complete Box C, "New Registration Instructions", providing the shareholder name(s) as it should be printed on the check or Boise stock certificate and the correct address.
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Provide the Taxpayer Identification Number (TIN) to be used in Box G, "Substitute W-9". This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.
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Provide a court certified copy of the Letters Testamentary dated within 60 days.
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Provide an inheritance tax waiver if required.
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The Letter of Transmittal must be signed by both the survivor and the fiduciary.
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The signature(s) must be Medallion Guaranteed by an eligible financial institution.

Custodian Account—Minor Reaches Majority

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Complete Box C, "New Registration Instructions", providing the name and address of the minor in whose name the check or Boise stock certificate should be issued.
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Provide the Taxpayer Identification Number (TIN) of the minor in Box G, "Substitute W-9". This box must be signed by the minor certifying that the TIN is correct and that such person is not subject to backup withholding.
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Provide a copy of the minor's birth certificate.
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The Letter of Transmittal must be signed by the minor.
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The Letter of Transmittal may also be signed by the Custodian with his/her signature Medallion Guaranteed by an eligible financial institution in place of the certified copy of the minor's birth certificate.

Trust Accounts

        Transfer from the name of a Trust

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Complete Box C, "New Registration Instructions", providing the name as it should be printed on the check or Boise stock certificate and the correct address.
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Provide the Taxpayer Identification Number (TIN) to be used in Box G, "Substitute W-9". This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.
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The Letter of Transmittal must be signed by all trustee(s). (If only one trustee is signing, a Medallion Guaranteed copy of the trust agreement is required as proof of authorization to sign individually.)
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The signature(s) must be Medallion Guaranteed by an eligible financial institution.

Death of a Trustee

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Complete Box C, "New Registration Instructions", providing the name as it should be printed on the check or Boise stock certificate and the correct address.
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Provide the Taxpayer Identification Number (TIN) to be used in Box G, "Substitute W-9". This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.
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Provide a copy of the death certificate of the deceased trustee.
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The Letter of Transmittal must be signed by the remaining trustee(s) indicating their specific capacity in which they are signing, i.e., successor trustee, sole surviving trustee, etc. (Endorsement by trustee(s) must be in correct capacity. If not, a Medallion certified copy of the trust agreement must be provided or a certificate of Fiduciary Authority must be completed by successor trustee(s) with signatures Medallion Guaranteed.)

For additional transfer requirements, please contact us at the telephone number listed on your Letter of Transmittal.

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LETTER OF TRANSMITTAL